                                   EXHIBIT 1




                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1 (f) (1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Radius, Inc. or any subsequent acquisitions or dispositions of equity securities of Radius, Inc.

Date:    December 11, 1997

                                        /s/ Norton S. Karno
                                        ---------------------------------------
                                        Norton S. Karno

                                        /s/ Norton S. Karno
                                        ---------------------------------------
                                        Norton S. Karno, Trustee of the
                                        Stephanie Lynn Karno
                                        Adult Trust #2

                                        /s/ Norton S. Karno
                                        ---------------------------------------
                                        Norton S. Karno, Trustee of the
                                        Valerie Ann Karno
                                        Adult Trust #2

                                        /s/ Norton S. Karno
                                        ---------------------------------------
                                        Norton S. Karno, Trustee of the
                                        Mitchell Perry Karno
                                        Adult Trust #2